Exhibit 10.8
PRIVATE PLACEMENT WARRANT PURCHASE AGREEMENT
     PRIVATE PLACEMENT WARRANT PURCHASE AGREEMENT (this “Agreement”) made as of March 22, 2006 among General Finance Corporation, a Delaware corporation (the “Company”), Morgan Joseph & Co. Inc. (“Morgan Joseph”) as representative of the underwriters of the IPO (as defined below) (solely for the purposes of Sections 4 and 6 hereof), and Ronald F. Valenta and John O. Johnson (the “Purchasers”).
     Whereas, the Company has filed with the Securities and Exchange Commission a registration statement on Form S-1, as amended (File No. 333-129830) (the “Registration Statement”), in connection with the Company’s initial public offering (the “IPO”) of units, each unit (“Unit”) consisting of (i) one share of the Company’s common stock, $0.0001 par value (the “Common Stock”), and (ii) one warrant (the “Warrant”), each Warrant to purchase one share of Common Stock; and
     Whereas, pursuant to the terms and conditions hereof, the Company desires to sell, and the Purchasers desire to acquire, in a private placement, an aggregate of 583,333 Warrants (sold separately and not in combination with the Common Stock) (the “Placement Warrants”);
     Now, Therefore, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:
     1. Purchase of Placement Warrants. Each Purchaser hereby agrees to purchase the number of Placement Warrants set forth under his name on the signature page hereof, at a purchase price of $1.20 per Placement Warrant. (the “Purchase Price”). The Placement Warrants shall carry rights and terms identical to those possessed by the Warrants issued in the IPO, except that (i) a Purchaser may not sell, transfer, assign, gift, create a security interest in, or otherwise dispose of, with or without consideration (collectively, “Transfer”) any Placement Warrant until such time as the Company has completed a Business Combination (as defined in the Company’s Amended and Restated Certificate of Incorporation), (ii) the Placement Warrants will not initially be registered under the Securities Act of 1933, as amended (the “Securities Act”) and (iii)  the shares of Common Stock issuable upon exercise of the Placement Warrants (the “Warrant Shares”), will be entitled to registration rights under the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) to be signed contemporaneously herewith between the Purchasers, the Company and certain other parties thereto. The Transfer restriction set forth in (i) above shall not apply, with respect to a Purchaser, to Transfers (a) by gift to an immediate family member of such Purchaser or to a trust, the beneficiary of which is such Purchaser or a member of the immediate family of such Purchaser; (b) by virtue of the laws of descent and distribution upon death of any Purchaser, or (c) pursuant to a qualified domestic relations order ; provided, however, that such permissive Transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement as a Purchaser. Except as specifically provided in this Agreement, the terms of the Placement Warrants shall in all other respects be as set forth in the Warrant Agreement relating to the Warrants issued in the IPO. In the event of any conflict between this Agreement and the Warrant Agreement, the terms and provisions of which are incorporated herein by reference, this Agreement shall control.

     2. Closing. The closing of the purchase and sale of the Placement Warrants (the “Closing”) will take place immediately prior the closing of the IPO. At the Closing, the Purchasers shall pay the Purchase Price by wire transfer of funds to the trustee of the trust account described in the Registration Statement into which the Company will deposit a portion of the net proceeds of the IPO (the “Trust Account”). The certificates for the Placement Warrants shall be delivered to the Purchasers promptly after the closing of the IPO.
     3. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company that:
          3.1 He is acquiring the Placement Warrants, and will acquire the Warrant Shares, for his own account, for investment purposes only.
          3.2 He understands that an investment in the Placement Warrants and Warrant Shares involves a high degree of risk, and he has the financial ability to bear the economic risk of this investment in the Placement Warrants and Warrant Shares, including a complete loss of such investment. He has adequate means for providing for his current financial needs and has no need for liquidity with respect to this investment.
          3.3 He has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Placement Warrants and Warrant Shares and in protecting his own interest in connection with this transaction.
          3.4 He understands that the Placement Warrants have not been, and the Warrant Shares will not be, registered under the Securities Act, or under any state securities laws. He is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer on the Placement Warrants and Warrant Shares may result in his being required to hold the Placement Warrants and Warrant Shares for an indefinite period of time.
          3.5 He is an “accredited investor” within the meaning of Regulation D under the Securities Act.
          3.6 He agrees not to Transfer any of the Placement Warrants or the Warrant Shares except in accordance with Section 1 hereof and pursuant to an effective registration statement under the Securities Act or an exemption from registration. As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to the Company any Transfer of the Placement Warrants or Warrant Shares by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, the Company may require the contemplated transferee to furnish the Company with an investment letter setting forth such information and agreements as may be reasonably requested by the Company to ensure compliance by such transferee with the Securities Act.
          3.7 He has the full right, power and authority to enter into this Agreement, and this Agreement is a valid and legally binding obligation enforceable against him in accordance with its terms.

     4. Waiver of Claims; Indemnification. The Purchasers hereby waive any and all rights to assert any present or future claims, including any right of rescission, against the Company, Morgan Joseph or the other underwriters in the IPO with respect to its purchase of the Placement Warrants, and the Purchasers agree to indemnify and hold the Company, Morgan Joseph and the other underwriters in the IPO harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company, Morgan Joseph or such other underwriters by the Purchasers of the Placement Warrants or its transferees, heirs, assigns or any subsequent holders of the Placement Warrants.
     5. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.
     6. Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Purchasers hereby (i) agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive, (ii) waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum; and (iii) irrevocably agree to appoint, at the expense of the Company, prior to the effectiveness of the Registration Statement, a person or entity acceptable to Morgan Joseph, as agent for the service of process in the State of New York to receive, for the Purchasers and on their behalf, service of process in any Proceeding (and Morgan Joseph agrees that CT Corporation System is an acceptable agent). If for any reason such agent is unable to act as such, the Purchasers will promptly notify the Company and Morgan Joseph and appoint a substitute agent acceptable to Morgan Joseph within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.
     7. Effectiveness; Termination. This Agreement shall become effective upon the effective date of the Registration Statement. If the Registration Statement does not become effective by June 30, 2006, this Agreement shall terminate and expire with no obligation or liability upon the part of any party to this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

GENERAL FINANCE CORPORATION

By:	/s/ RONALD F. VALENTA	/s/ RONALD F. VALENTA

	Name: Ronald F. Valenta	Ronald F. Valenta
Title: President
Number of Placement Warrants To Be
Purchased: 466,666

MORGAN JOSEPH & CO. INC.
as representative of the underwriters

By:	/s/ FREDERICK H. JOSEPH	/s/ JOHN O. JOHNSON

	Name: Frederick H. Joseph	John O. Johnson
Title: Managing Director
Number of Placement Warrants To Be
Purchased: 116,667